DocuSign Envelope ID: 530C9DF2-3B27-4865-9BFB-8BDC2388C913 AMENDMENT NO. 8 TO OEM SUPPLY & DEVELOPMENT AGREEMENT Amendment No. 8 to OEM Supply & Development Agreement (the "Amendment"), between Olink Proteomics AB, a Swedish corporation with its principal place of business at Dag Hammarskjölds vag 52B, SE-752 37 Uppsala, Sweden ("Olink"), and Standard BioTools Inc. (formerly known as Fluidigm Corporation), a Delaware corporation organized and existing under the laws of the United States of America, with its principal office at Two Tower Place, Suite 2000, South San Francisco, CA 94080 USA ("SBI"), and together with Olink, the "Parties", and each, a "Party". WHEREAS, the Parties have entered into an OEM Supply & Development Agreement, with an Effective Date of March 31, 2020 and Amendment 1 (with an Effective Date of September 15, 2021), Amendment 2 (with an Effective Date of November 30, 2021), Amendment 3 (with an Effective Date of February 4, 2022), Amendment 4 (with an Effective Date of April 5, 2022), Amendment 5 (with an Effective Date of June 1, 2022), Amendment 6 (with Effective Date of August 29, 2022), and Amendment 7 (with Effective Date of May 1, 2023) (collectively, the "Existing Agreement"); and WHEREAS, the Parties hereto desire to add a New Project to the Existing Agreement as set forth in Appendix A. WHEREAS, the Parties hereto desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: 1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement. 2. New Project. The Parties hereby agree to perform and undertake their respective obligations set forth in Appendix A related to Stability Study Scope, Design and Decisions attached hereto and incorporated by this herein reference. 3. Date of Effectiveness; Limited Effect. This Amendment will become effective as of August 23rd, 2023, (the "Amendment Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment. 4. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

DocuSign Envelope ID: 530C9DF2-3B27-4865-9BFB-8BDC2388C913 (a) It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment. (b) The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party. (c) This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms. 5. Miscellaneous. (a) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment. (b) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment. (c) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. (d) Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel). IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date. OLINK PROTEOMICS AB By: Name: Mattias Jansson Title: Finance Director STANDARD BIOTOOLS INC. By: Name: Alex Kim Title: COO

DocuSign Envelope ID: 530C9DF2-3B27-4865-9BFB-8BDC2388C913 APPENDIX A to AMENDMENT NO. 8 TO OEM SUPPLY & DEVELOPMENT AGREEMENT Stability Study Scope, Design and Decisions Overview and Objectives: This Appendix describes the study design and parameters required to support expiration date extension of specified formats of Standard BioTools (SBI) integrated fluidic circuits (IFCs) and associated fluids required to use the IFCs. Hereafter, an individual IFC format with its associated fluids is referred to as “Product”. Products are manufactured and packaged by SBI for Olink in accordance with terms of the OEM Supply & Development Agreement, which was executed in 2020 and subsequently amended by the parties. The primary goal of this study is to extend IFC dating from the date of manufacture; however, the ability to date extend is dependent on the data generated by the study. Extending the shelf life as described will support Olink’s efforts to claim a minimum customers and enable SBI to plan for cost-effective production. Definitions: “Product 1” consists of the Olink® 96.96 IFC for Protein Expression, along with corresponding control line fluid required to use the chip. This particular IFC corresponds with SBI 96.96 Dynamic Array™ for Gene Expression. Olink purchases the IFC and control line fluid using part number 102-1211 (Kit, Olink Bundle 1 - 96.96 IFC, 10-pack & CLF). “Product 2” consists of the Olink 48.48 IFC for Protein Expression, along with corresponding control line fluid required to use the chip. This particular IFC corresponds with SBI 48.48 Dynamic Array for Genotyping. Olink purchases the IFC and control line fluid using part number 102-1212 (Kit, Olink Bundle 2 - 48.48 IFC, 10-pack & CLF). “Product 3” consists of the Olink 24.192 IFC for Protein Expression, along with corresponding control line, actuation and pressure fluids required to use the chip. This particular IFC corresponds with SBI 192.24 Dynamic Array for Gene Expression. Olink purchases the IFC and IFC fluids using part number 102-1213 (Kit, Olink Bundle 3 - 24.192, 10-pack & CLF). This bundle includes the Pressure and Actuation Fluids as a separately packaged component (102-1210). While these fluids are needed to process the IFC, their formulations do not support further extension of expiration dating. Therefore, both reagents are excluded from the date extension scope of this study.

DocuSign Envelope ID: 530C9DF2-3B27-4865-9BFB-8BDC2388C913  T1 = Intermediate timepoint testing to support expiration date of in real-time or equivalent to based on accelerated aging.  T2 = Testing to support target expiration date of in real-time or equivalent to of based on accelerated aging.  T3 = Retesting to address discrepancies observed during T0, T1 or T2 as needed. • Accelerated aging for the new Product lot shall be conducted according to the SBI stability program. Since the lot is new, the aging process will take longer to represent of real-time aging. Prioritization & Timeline: Prioritization • Olink has authorized conducting Studies 1 and 2 for Products 1 and 2. Product 3 is excluded from the project per input provided by Olink. • The Parties agree to prioritize Study 1 over Study 2 to support date extension of Olink on- hand inventory in accordance with results of the study. Studies 1 and 2 • Study 2 will be conducted independently from Study 1 but in parallel so that Product currently in Olink inventory can be date extended as soon as results are available that support extension. • Products 1 & 2: The study will take approximately 4—6 months to execute per the time needed to make, release and age a new lot of Product 1. QC will provide an estimate of the schedule, which will cover these activities along with study set-up, testing, data analysis and report generation. Additionally, the timeline includes availability of all resources and test materials needed to conduct the study, equipment and a qualified tester. Study 2 Projected Start Date Projected End Date 01 July 2023 31 January 2024 • Adding Product 3: Not applicable per Olink confirmation that Product 3 is excluded from the scope of the project. Budget: • Studies 1 and 2 for Products 1 & 2: includes all activities associated with testing, data analysis and reporting of two lots of a specific Product provided by Olink + one new lot of Product provided by SBI. NRE Schedule: The following NRE is based on authorization by Olink, per execution of Amendment 8, to conduct Studies 1 and 2 for Products 1 and 2. • NRE: Olink shall pay to SBI upon execution of this Amendment No. 8. For the avoidance of doubt, this payment is non-refundable regardless of the outcome of the studies.

DocuSign Envelope ID: 530C9DF2-3B27-4865-9BFB-8BDC2388C913 Implementation of Extended Dating: • Parties shall discuss the process for notifying customers of extended dating in accordance with results of this study. • SBI recommendation: Olink issues a notification letter to customers describing the date extension conditions. SBI can share examples of letters issued to-date, which are packaged within each shipment of product by the Logistics team until product subject to the extended dating has been depleted from inventory. • Relabeling: Rework to update the expiration dating on the Product labeling is not in the scope of this project. If Olink elects to update the labels that are physically applied to the Product packaging, the parties shall discuss the process for doing so prior to implementation.